UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
November 8, 2022 Date of report (date of earliest event reported)
Commission File No.	Name of Registrant, State of Incorporation, Address of Principal Executive Offices, and Telephone No.	IRS Employer Identification No.
000-49965	MGE Energy, Inc. (a Wisconsin Corporation) 133 South Blair Street Madison, Wisconsin 53788 (608) 252-7000 | mgeenergy.com	39-2040501
000-1125	Madison Gas and Electric Company (a Wisconsin Corporation) 133 South Blair Street Madison, Wisconsin 53788 (608) 252-7000 | mge.com	39-0444025

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

MGE Energy, Inc. ☐ Madison Gas and Electric Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

MGE Energy, Inc. ☐ Madison Gas and Electric Company ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $1 Par Value Per Share	MGEE	The NASDAQ Stock Market

Item 1.01. Entry into a Material Definitive Agreement.

On November 8, 2022, MGE Energy, Inc. (MGEE) and Madison Gas and Electric Company (MGE) amended and restated their existing credit agreements entered on February 7, 2019, principally to extend their maturity dates to November 8, 2027 and to change the interest rate determination from a LIBOR basis, as described below. The amended and restated credit agreements otherwise have substantially the same terms, conditions, representations, covenants and events of default as the previously existing credit agreements.

See Item 2.03 below for a description of the new credit agreements.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

MGEE Second Amended and Restated Credit Agreement.

On November 8, 2022, MGEE entered into a Second Amended and Restated Credit Agreement dated as of November 8, 2022 (the MGEE Credit Agreement), with various financial institutions, as lenders, and JPMorgan Chase Bank, N.A., as administrative agent, which amended and restated its existing Amended and Restated Credit Agreement dated as of February 7, 2019, with various financial institutions, as lenders, and JPMorgan Chase Bank, N.A., as administrative agent. Under the MGEE Credit Agreement, MGEE may borrow funds on a revolving credit basis, and may request letters of credit, all in a maximum amount outstanding not to exceed $50 million. The MGEE Credit Agreement has an initial term expiring on November 8, 2027. MGEE may request up to two one-year extensions of that term, which, if granted by the lenders in their sole discretion, would cause the credit agreement to expire on November 8, 2029. The credit agreement also allows MGEE to request increases in the aggregate commitments, and therefore the aggregate amount available for borrowing, up to an additional $25 million. Any such increase is subject to the existing lenders, new lenders, or some combination of both, agreeing in their sole discretion to increase the existing commitments or extend new commitments.

MGE Second Amended and Restated Credit Agreements.

On November 8, 2022, MGE entered into the following credit agreements:

•
a Second Amended and Restated Credit Agreement dated as of November 8, 2022 (the MGE JPM Credit Agreement and, together with the MGEE Credit Agreement, the JPM Credit Agreements), with various financial institutions, as lenders, and JPMorgan Chase Bank, N.A., as administrative agent, which amended and restated its existing Amended and Restated Credit Agreement dated as of February 7, 2019, with various financial institutions, as lenders, and JPMorgan Chase Bank, N.A., as administrative agent. Under that credit agreement, MGE may borrow funds on a revolving credit basis, and may request letters of credit, all in a maximum amount outstanding not to exceed $60 million. The MGE JPM Credit Agreement has an initial term expiring on November 8, 2027. MGE may request up to two one-year extensions of that term, which, if granted by the lenders in their sole discretion, would cause the credit agreement to expire on November 8, 2029. The credit agreement allows MGE to request increases in the aggregate commitments, and therefore the aggregate amount available for borrowing, up to an additional $30 million. Any such increase is subject to the existing lenders, new lenders, or some combination of both, agreeing in their sole discretion to increase the existing commitments or extend new commitments.

•
a Second Amended and Restated Credit Agreement dated as of November 8, 2022 (the MGE USB Credit Agreement), with various financial institutions, as lenders, and U.S. Bank National

Association, as administrative agent, which amended and restated its existing Amended and Restated Credit Agreement dated as of February 7, 2019, with various financial institutions, as lenders, and U.S. Bank National Association, as administrative agent. Under that credit agreement, MGE may borrow funds on a revolving credit basis in a maximum amount outstanding not to exceed $40 million. The MGE USB Credit Agreement has a term expiring on November 8, 2027.

Amended and Restated Credit Agreements.

Borrowings under the Second Amended and Restated Credit Agreements may bear interest at a

(i)
floating rate, payable monthly, based on the “Alternate Base Rate,” plus an adder ranging from zero to 0.125% based upon the credit ratings assigned to MGE's senior unsecured long-term debt securities or
(ii)
a term rate for one, three or six month periods, payable on the last day of the interest period (or each three-month interval, in the case of a six month interest period), based on the “Adjusted Term SOFR Rate”; plus an adder ranging from 0.625% to 1.125% based upon the credit ratings assigned to MGE's senior unsecured long-term debt securities.

The “Alternate Base Rate” is determined as the greatest of (i) a prime rate, (ii) in the case of the JPM Credit Agreements, the greater of the Federal Funds Effective Rate and the Overnight Bank Funding Rate, and in the case of the MGE USB Credit Agreement, the Federal Funds Effective Rate, in all cases plus one half of one percent, and (iii) the Adjusted Term SOFR Rate for a one-month period plus one percent; subject to a floor of one percent per annum, in the case of the JPM Credit Agreements, and zero, in the case of the MGE USB Credit Agreement. “Adjusted Term SOFR Rate” means an interest rate per annum equal to the greater of (a) zero and (b)) the Term SOFR Rate for the selected interest period, plus 0.10%. “Term SOFR Rate” means the applicable Term SOFR Reference Rate as determined by the CME Group Benchmark Administration Limited.

The Second Amended and Restated Credit Agreements contain customary representations and warranties, covenants and events of default. Each Second Amended and Restated Credit Agreement requires the borrower thereunder to maintain a ratio of consolidated indebtedness to consolidated total capitalization not to exceed a maximum of 65%. The ratio calculation excludes assets, liabilities, revenues, and expenses included in a borrower's financial statements as the result of the consolidation of "variable interest entities."

A change of control constitutes a default under each of the Second Amended and Restated Credit Agreements. Change in control events are defined as (i) a failure by MGEE to hold 100% of the outstanding voting equity interest in MGE or (ii) the acquisition of beneficial ownership of 30% or more of the outstanding voting stock of MGEE by one person or two or more persons acting in concert.

Forward-Looking Statements

Except for the historical information contained herein, certain of the matters discussed in this report are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by MGEE and MGE include those factors discussed herein, as well as the items discussed in MGEE's and MGE's 2021 Annual Report on Form 10-K—ITEM 1A. Risk Factors, and other factors discussed in filings made by MGEE and MGE with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this report. Neither MGEE nor MGE undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this report, except as required by law.

9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

MGE Energy, Inc. Madison Gas and Electric Company
(Registrants)

Date: November 9, 2022	/s/ Tamara J. Johnson
Tamara J. Johnson Vice President - Accounting and Controller